Exhibit 99.1

AVNET, INC.
2006 STOCK COMPENSATION PLAN
PERFORMANCE STOCK UNITS
For 3-Year Performance Periods Commencing with FY2010 and Subsequent FYs

Avnet, Inc. (the “Company”), hereby grants to the Participant named below an award of restricted stock units (the “Performance Stock Units” or “PSUs”) covering the three-year Performance Period (defined in the Standard Terms and Conditions) and covering the number of shares of its common stock (the “Stock”), as specified below, upon the terms and conditions set forth in the Avnet, Inc. 2006 Stock Compensation Plan (the “Plan”) and these Standard Terms and Conditions (the “Standard Terms and Conditions”).

Name of Participant:

Grant Date:

Number of Share of Stock covered by PSUs:

Vesting Schedule:

The Performance Stock Units are subject to vesting upon the achievement of performance goals set forth in these Standard Terms and Conditions.

By accepting this award, the Participant acknowledges that he or she has received and read, and agrees that these Performance Stock Units shall be subject to, the terms of the Plan and these Standard Terms and Conditions.

AVNET, INC.	PARTICIPANT:
By: Title:	Name:

AVNET, INC.
2006 STOCK COMPENSATION PLAN
STANDARD TERMS AND CONDITIONS FOR
PERFORMANCE STOCK UNITS
FISCAL 201_ — FISCAL 201_ PERFORMANCE PERIOD1

These Standard Terms and Conditions apply to any Performance Stock Units granted under the Avnet, Inc. 2006 Stock Compensation Plan (the “Plan”) for the Fiscal 201       thru Fiscal 201_ Performance Period (as defined below) that are identified as performance stock units and are evidence by an action of the Committee.

1. TERMS OF PERFORMANCE STOCK UNITS

Avnet, Inc. (the “Company”), has granted to the Participant restricted stock units (the “Performance Stock Units” or “PSUs”) covering the number of shares of its common stock (the “Stock”) a set forth on the cove page hereto, subject to the conditions set forth in these Standard Terms and Conditions and the Plan.

2. VESTING AND PERFORMANCE

The PSUs shall vest based upon a 3-year cumulative performance cycle, beginning as of            , 201       and ending on              , 201      2 — Fiscal 201       thru 201       — (the “Performance Period”). The vesting of the Performance Stock Units shall be subject to the Company achieving by the end of the Performance Period Relative Economic Profit (“EP”) Improvement (as defined herein and as determined by the Committee) equal to at least the Threshold level set forth below. The “Relative EP Improvement” means the cumulative increase in the Company’s economic profit during the Performance Period over the prior three-year period (e.g., Fiscal 201       thru Fiscal 20      3) compared to the cumulative increase during the Performance Period in the economic profit of an index of peer companies consisting of the corporations listed on Exhibit A hereto, adjusted for size, and expressed as the percentage by which the Company’s economic profit increase exceeds or is exceeded by that of the index.

For purposes hereof, “economic profit” means operating income after tax less a capital charge on the amount of capital invested in the business. For purposes hereof, “operating income” excludes certain items as determined by the Committee such as restructuring charges, asset writedowns, impairments, financial impacts of accounting, tax, or regulatory changes, etc.

Subject to the foregoing, and provided that the Participant has remained continuously employed by or in the service of the Company from the Grant Date through the last day of the Performance Period, the number of PSUs that will vest based on the Company’s level of achievement with respect to the Relative EP Improvement goals set forth above, which vesting shall occur as of the last day of the Performance Period (the “Vest Date”), shall be determined in accordance with the following matrix:

3-Year Size Adjusted Cumulative Relative	Percentage of PSUs Vesting
Economic Performance (EP) Improvement
Maximum: =+5.0%	200%

Target: 0.0%.	100%

Below Threshold: = -5%	0%

In the event that the Company’s actual Relative EP Improvement is between the achievement levels set forth in the table above, the percentage vesting shall be determined by interpolation. Notwithstanding the foregoing or any other provision of these Standard Terms and Conditions, with respect to the Performance Periods covering FY2008 through FY2010 and FY2009 through FY2011, to the extent that the percentage of Performance Stock Units vesting as a percentage of target pursuant to the table above is greater than 100%, the vesting percentage shall be limited to 100%.

Following the end of the Performance Period and the collection of relevant date necessary to determine the extend to which the performance goals set forth in this Paragraph 2 have been satisfied, the Committee will determine: (a) the amount of Relative EP Improvement that was achieved by the Company over the Performance Period; and (b) the percentage of the Performance Stock Units that vested as of the last day of the Performance Period. The Committee shall make these determinations in its sole discretion. The level of achievement of Relative EP Improvement shall be evidenced by the Committee’s written certification, in accordance with Code Section 162(m). For the avoidance of doubt, except as expressly provided otherwise in Paragraphs 4 through 6 herein below, any Performance Stock Units that do not vest in accordance with the forgoing on the Vest Date shall expire without consideration on the Vest Date.

Upon the vesting of all or a portion of the PSUs, one share of Stock shall be issuable for each Performance Stock Unit that vests on the Vest Date (the “PSU Shares”). Thereafter, the Company will transfer such PSU Shares to the Participant upon the Committee’s written certification as set forth in Paragraph 2 and the satisfaction of any required tax withholding obligations, securities law registration or other requirements, and applicable stock exchange listing. No fractional shares shall be issued with respect to vesting of Performance Stock Units. The Participant shall not acquire or have any rights as a shareholder of the Company by virtue of these Standard Terms and Conditions (or the Award evidenced thereby) until the shares of Stock issuable pursuant to this Award are actually issued and delivered to the Participant in accordance with the terms of the Plan and these Standard Terms and Conditions.

3. TERMINATION OF EMPLOYMENT OR SERVICE

Except as provided below in the case of death, disability, retirement, or change in control, in the event that the Participant shall cease to be employed by or in the service of the Company for any reason before the Performance Stock Units have fully vested pursuant to Paragraph 2, Participant shall immediately forfeit all of the Performance Stock Units.

4. DEATH OR DISABILITY OF PARTICIPANT

If Participant’s employment or service with the Company is terminated by reason of the Participant’s death or disability (as determined by the Committee in its sole discretion), the Participant shall vest (on the Vest Date) in a pro-rata share of the PSUs equal to the number of PSUs that would have become vested had Participant remained continuously employed by the Company through the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of full calendar quarters completed as of the date of death or disability, and the denominator of which is 12. One share of Stock shall be issued for each vested PSU following the end of the Performance Period in accordance with Paragraph 2 above, and any non-vested PSU shall be forfeited.

5. RETIREMENT

If Participant’s employment or service with the Company is terminated by reason of Retirement (as defined herein), the Participant shall vest (on the Vest Date) in the PSUs equal to the number of PSUs that would have become vested had Participant remained continuously employed by the Company through the end of the Performance Period. For purposes hereof, a qualifying “Retirement” shall have occurred if at the time of cessation of employment all of the following conditions are satisfied: (a) Participant is at least age 55 and has at least five years of service with the Company, (b) the combination of Participant’s age plus years of service equals at least 65, and (c) Participant has signed a non-competition agreement in a form acceptable to the Company in the period of time from Retirement through the normal vesting period for each award, or two years, whichever is greater. One share of Stock shall be issued for each vested PSU in accordance with Paragraph 2 above, and any non-vested PSU shall be forfeited.

6. CHANGE IN CONTROL

Notwithstanding any other provision of these Standard Terms and Conditions to the contrary, in the event of a Change in Control (as defined in the Plan), all restrictions on the Performance Stock Units shall lapse, the Performance Stock Units shall become immediately and fully vested and payable, and one share of Stock shall be issued for each Performance Stock Unit in accordance with Paragraph 2 above.

7. INCOME TAXES

Participant acknowledges that the delivery of unrestricted shares of Stock following vesting of a Performance Stock Unit may give rise to a withholding tax liability, and that no shares of Stock are issuable hereunder until such withholding obligation is satisfied in full. The Participant agrees to remit to the Company the amount of any taxes required to be withheld. The Committee, in its sole discretion, may permit Participant to satisfy all or part of such tax obligation through withholding of the number of shares of Stock otherwise issuable to the Participant, with the amount of the withholding to be credited based on the current Fair Market Value of the Stock.

8. THE PLAN

In addition to these Terms and Conditions, the Performance Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms of these Standard Terms and Conditions and the Plan, the Plan shall control. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

These Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance Stock Units. Any prior agreements, commitments or negotiations concerning the Performance Stock Units are superseded.

9. RESTRICTIONS ON RESALES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Stock issued pursuant to the Performance Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders of awards granted under the Plan and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

10. NO ASSIGNMENT

Performance Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until the Performance Stock Units have vested and the corresponding shares of Stock have been issued, except as specifically provided in the Plan.

11. MISCELLANEOUS

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns. The Participant acknowledges that a copy of the Plan, the Plan prospectus and a copy of the Company’s most recent annual report to its shareholders has been delivered to the Participant.

Neither the Plan nor these Standard Terms and Conditions shall confer upon the Participant any right with respect to continuance of employment by the Company and/or service on the Company’s Board of Directors, nor shall it interfere in any way with the Participant’s right, or the Company’s right, to terminate the Participant’s employment or service at any time.

Neither this Award nor any Stock issuable hereunder shall be considered “compensation” for purposes of any Company employee benefit plan, unless such plan expressly so provides otherwise.

The Plan and these Standard Terms and Conditions shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York, without regard to principles of conflicts of law.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and these Standard Terms and Conditions, all of which shall be binding upon the Participant to the maximum extent permitted by the Plan.

EXHIBIT A

1 Insert years corresponding to the 3-fiscal year period relevant to the PSUs covered by these Standard Terms and Conditions.

2 Insert the first day of the first fiscal year comprising the Performance Period in the initial group of blank spaces, and insert the last day of the final fiscal year comprising the Performance Period in the last group of blank spaces.

3 Insert the first year of the fiscal year that commenced three years before the initial fiscal year of the Performance Period; e.g., if the Performance Period is FY2011-FY2013, the year 2008 would be inserted in the first blank space and 2010 would be inserted in the second blank space.